Exhibit 99.2

NEW FS SPECIALTY LENDING FUND

BYLAWS

Dated as of April 22, 2025

TABLE OF CONTENTS

ARTICLE I SHAREHOLDER MEETINGS		2

1.1.	Chair	2
1.2.	Proxies; Voting	2
1.3.	Notice of Meeting and Fixing Record Dates	2
1.4.	Inspectors of Election	3
1.5.	Records at Shareholder Meetings	3
1.6	Notice of Shareholder Business and Nominations	3
1.7	Conduct of Meeting	13
1.8	Adjournment	14

ARTICLE II TRUSTEES		14

2.1.	Annual and Regular Meetings	14
2.2.	Chair; Records	14
2.3	Preferred Trustees	14
2.4	Board Conduct Policies	14
2.5	Ratification	14
2.6	Trustee Qualifications	15

ARTICLE III OFFICERS		18

3.1.	Officers of the Trust	18
3.2.	Election and Tenure	18
3.3.	Removal of Officers	18
3.4.	Bonds and Surety	18
3.5.	President and Vice Presidents	18
3.6.	Secretary	19
3.7.	Treasurer	19
3.8.	Chief Compliance Officer	19
3.9.	Other Officers and Duties	20

ARTICLE IV MISCELLANEOUS		20
4.1.	Depositories	20
4.2.	Signatures	20
4.3.	Seal	20
4.4	Governing Law	20
4.5	Provisions in Conflict with Law or Regulation	20

ARTICLE V SHARE TRANSFERS		21

5.1.	Transfer Agents, Registrars and the Like	21
5.2.	Transfer of Shares	21
5.3.	Registered Shareholders	21

ARTICLE VI AMENDMENT OF BYLAWS		21

6.1.	Amendment and Repeal of Bylaws	21

ARTICLE VII DEFINITIONS		22

7.1	Definitions	22

NEW FS SPECIALTY LENDING FUND

BYLAWS

These Bylaws are made and adopted pursuant to Section 3.9 of the Amended and Restated Declaration of Trust of New FS Specialty Lending Fund dated as of April 22, 2025, as from time to time amended (the “Declaration”). All words and terms capitalized in these Bylaws and not defined herein shall have the meaning or meanings set forth for such words or terms in the Declaration.

ARTICLE I

SHAREHOLDER MEETINGS

1.1.            Chair. The Chair of the Board of Trustees, if any, shall act as chair at all meetings of the Shareholders; in the Chair’s absence, the Trustee or Trustees present at each meeting may elect a temporary chair for the meeting, who may be one of themselves. The chair of the meeting may by means of remote communication call the meeting to order, preside at the meeting and adjourn the meeting, regardless of whether such meeting is held in person or by means of remote communication.

1.2.            Proxies; Voting. Shareholders may vote either in person or by duly executed proxy and each full Share represented at the meeting shall have one vote and each fractional Share shall be entitled to a vote of such fraction, all as provided in Article 10 of the Declaration. Any purported vote of Shareholders at any meeting of Shareholders that does not meet the requirements of applicable state or federal law may be disregarded as invalid if so determined by the Trustees or the chair of such meeting. In such event, such Shares may nevertheless be counted for purposes of determining whether or not a quorum is present at such meeting.

1.3.            Notice of Meeting and Fixing Record Dates. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be sent or otherwise given to each Shareholder of record entitled to vote thereat at its registered address, at least seven (7) days before the date of the meeting. For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time, without closing the transfer books, fix a record date in the manner provided in Section 10.3 of the Declaration. If the Trustees do not prior to any meeting of Shareholders so fix a record date or close the transfer books, then the date on which mailing of notice of the meeting is commenced or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date. Notice of any meeting of Shareholders shall be deemed waived by any Shareholder who attends the meeting in person or by proxy or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.

1.4.          Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the person acting as chairman at any meeting of Shareholders may, and on the request of any Shareholder or Shareholder proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors of Election shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three Inspectors of Election are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector of Election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chair of the meeting. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting and the voting power of each Share, the power of the holder thereof to vote each Share in accordance with the Act, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the person acting as chair of the meeting or of any Shareholder or Shareholder proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

1.5.          Records at Shareholder Meetings. At each meeting of the Shareholders, there shall be made available for inspection at a convenient time and place during normal business hours, if requested by Shareholders, the minutes of the last previous Annual or Special Meeting of Shareholders of the Trust and a list of the Shareholders of the Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name and the address of each Shareholder in alphabetical order and the number of Shares owned by such Shareholder.

1.6           Notice of Shareholder Business and Nominations.

(A)          Annual Meetings of Shareholders.

(1)           Nominations of individuals for election as a Trustee of the Trust and the proposal of other business to be considered by the Shareholders may be made at an annual meeting of Shareholders only:

(a)            pursuant to the Trust’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Trustees or any duly authorized committee thereof,

(b)            otherwise by or at the direction of the Board of Trustees or any committee thereof, or

(c)            by any Shareholder of the Trust who (i) is a Shareholder of record of the Trust at the time the notice provided for in this Section 1.6 is delivered to the Secretary of the Trust and on the record date for the determination of Shareholders entitled to notice of and to vote at such annual meeting of Shareholders, (ii) who is entitled to make nominations or proposals at the meeting and (iii) who complies with the notice procedures set forth in this Section 1.6.

(2)           For any nominations or other business to be properly brought before an annual meeting by a Shareholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.6, the Shareholder must have given timely notice thereof in proper written form to the Secretary of the Trust and any such proposed business (other than the nominations of individuals for election to the Trust) must constitute a proper matter for Shareholder action. In addition, within seven (7) calendar days after the record date for any annual meeting, shareholders must provide a written certification of the accuracy of all information submitted by the shareholder or nominee as of the record date, and provide that failure to provide such written certification will render the shareholder notice ineffective.

(3)           To be timely, a Shareholder’s notice shall be delivered to the Secretary of the Trust at the principal executive offices of the Trust not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the Shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Trust). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above.

(4)           To be in proper written form, such Shareholder’s notice shall set forth:

(a)            as to each individual whom the Shareholder proposes to nominate for election as a Trustee (a “Proposed Nominee”) and each Proposed Nominee Associate of such Proposed Nominee:

(i)              the name, age, date of birth, business address, residence address and nationality of such Proposed Nominee;

(ii)             the class or series and number of all Shares of the Trust owned of record or beneficially by such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee, as reported to such Shareholder by such Proposed Nominee;

(iii)            the name of each nominee holder of Shares owned beneficially but not of record by such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee, and the number of such Shares held by each such nominee holder;

(iv)            a description of any agreement, arrangement or understanding, whether written or oral (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares), that has been entered into as of the date of the Shareholder Notice or on behalf of such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee, with respect to Shares of the Trust;

(v)             any other information regarding such Proposed Nominee required by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K or paragraph (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the Exchange Act (or any successor provision thereto);

(vi)            a description of all agreements, arrangements or understandings (whether written or oral) between such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee related to such nomination and any material interest of such Proposed Nominee Associate in such nomination, including any anticipated benefit therefrom to such Proposed Nominee Associate;

(vii)           a description of all agreements, arrangements or understandings (whether written or oral) between such Proposed Nominee or each Proposed Nominee Associate of such Proposed Nominee and the nominating Shareholder or any Shareholder Associate of such nominating Shareholder related to such nomination, including with respect to the voting of any matters to come before the Trustees or any anticipated benefit therefrom to such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee;

(viii)          a description of all commercial and professional relationships and transactions between or among such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee, and any other Person or Persons known to such Proposed Nominee or any Proposed Nominee Associate of such Proposed Nominee to have a material interest in such nomination;

(ix)             a representation as to whether such Proposed Nominee is or will be an “interested person” (as defined in the 1940 Act) of the Trust and information regarding such Proposed Nominee that will be sufficient, in the discretion of the Trustees, to make such determination;

(x)              a representation as to whether such Proposed Nominee satisfies the qualifications of persons nominated or seated as Trustees as set forth in Section 2.6 of these Bylaws, together with information regarding such Proposed Nominee that will be sufficient, in the discretion of the Trustees, to examine such representation;

(xi)             a representation as to whether such Proposed Nominee meets all applicable legal requirements relevant to service as a Trustee, including, but not limited to, the rules adopted by the principal listing exchange (if any) upon which Shares are listed, Rule 10A-3 under the Exchange Act (or any successor provision thereto), Article 2-01 of Regulation S-X under the Exchange Act with respect to the Trust’s independent registered public accounting firm (or any successor provision thereto) and any other criteria established by the 1940 Act related to service as a trustee of a management investment company or the permitted composition of the board of trustees of a management investment company, together with information regarding such Proposed Nominee that will be sufficient, in the discretion of the Trustees, to examine such representation; and

(xii)            any other information regarding such Proposed Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Trustees pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, whether or not the nominating Shareholder intends to deliver a proxy statement or solicit proxies and whether or not a Contested Election is involved;

(b)           the written and signed consent of each Proposed Nominee to be named as a nominee and to serve as a Trustee if elected; and

(c)           the written and signed certification of each Proposed Nominee that (a) all information regarding such Proposed Nominee included in and/or accompanying the Shareholder Notice is true, complete and accurate, (b) such Proposed Nominee is not, and will not become a party to, any agreement, arrangement or understanding (whether written or oral) with any Person other than the Trust in connection with service or action as a Trustee of the Trust that has not been disclosed to the Trust, (c) the Proposed Nominee satisfies the qualifications of persons nominated or seated as Trustees as set forth in Section 2.6 of these Bylaws at the time of their nomination, and (d) such Proposed Nominee will continue to satisfy the qualifications of persons nominated or seated as Trustees as set forth in Section 2.6 of these Bylaws at the time of their election, if elected.

(d)           In addition:

(i)              Each Proposed Nominee and/or any nominating Shareholder shall furnish any other information as the Trustees may reasonably request regarding any such Proposed Nominee and/or such nominating Shareholder, and such other information shall be received by the Secretary at the principal executive offices of the Trust not later than seven (7) calendar days after the first request by or on behalf of the Trustees for such other information was sent to such Shareholder, group of Shareholders or Proposed Nominee. Any request for any such other information that is not answered in a reasonably complete, accurate, diligent and good faith manner, or that is not timely received by the Trust in accordance with this Section 1.6(A) will render the nomination ineffective for failure to satisfy the requirements of these Bylaws. If the same request for such other information is sent to multiple Persons, then the earliest such date and time on which such request for information was sent shall apply for the purpose of determining compliance with this Section 1.6(A)(4)(d)(i).

(ii)             Without limiting the foregoing, each Proposed Nominee shall, as required by the Trustees, complete and duly execute a questionnaire (which questionnaire shall be provided by the Trust and designed to obtain information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, would be required pursuant to the rules of any national securities exchange on which any Shares of the Trust are listed or over-the-counter market on which any securities of the Trust are traded, would be necessary to establish that the Proposed Nominee satisfies the qualifications of persons nominated or seated as Trustees set forth in Section 2.6 of these Bylaws or would be necessary to comply with legal and regulatory requirements applicable to the Trust) (the “Questionnaire”); any Questionnaire that is not completed in a reasonably complete, diligent, accurate and good faith manner, or that is not duly executed and received by the Secretary of the Trust at the principal executive offices of the Trust not later than seven (7) calendar days after the Trustees or its designee first sends the Questionnaire to such Proposed Nominee, will render the nomination ineffective for failure to satisfy the requirements of these Bylaws.

(iii)            Each Proposed Nominee shall, as required by the Trustees, sit for an interview with one or more Trustees or their representatives, which interview may, in the discretion of the Trustees be conducted by means of remote communication. Refusal by a Proposed Nominee to participate in such interview will render the nomination ineffective for failure to satisfy the requirements of these Bylaws.

(iv)            Each Proposed Nominee shall, as required by the Trustees, consent to and cooperate with a background screening conducted by a background screening company with experience in conducting background screenings of public company directors selected by the Trustees. Refusal by a Proposed Nominee to cooperate with such a background screening will render the nomination ineffective for failure to satisfy the requirements of these Bylaws.

(v)             Each Proposed Nominee shall, as required by the Trustees, agree to Board Conduct Policies adopted by the Trustees pursuant to Section 2.4 of these Bylaws. Refusal by a Proposed Nominee to agree to such Board Conduct Policies will render the nomination ineffective for failure to satisfy the requirements of these Bylaws.

(e)            Without limiting the foregoing, any Shareholder who gives a Shareholder Notice of any matter proposed to be brought before a Shareholder meeting (whether or not involving nominees for Trustees) shall deliver, as part of such Shareholder Notice:

(i)            the description of and text of the proposal to be presented (including the text of any resolutions proposed for consideration); a brief written statement of the reasons why such Shareholder favors the proposal of the business; and any material interest of such Shareholder and the beneficial owner, if any, on whose behalf the proposal is made in such business;

(ii)           as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(1)            the name and address of such Shareholder, as they appear on the Trust’s books, and of such beneficial owner;

(2)            the class or series and number of Shares which are owned beneficially and of record by such Shareholder and such beneficial owner and their respective Shareholder Associates;

(3)            the name of each nominee holder of Shares owned beneficially but not of record by such Shareholder and such beneficial owner and their respective Shareholder Associates, and the number of such Shares held by each such nominee holder;

(4)            a description of any agreement, arrangement or understanding (whether written or oral) with respect to the nomination or proposal between or among such Shareholder and such beneficial owner, any of their respective Shareholder Associates, and any other Person or Persons (including their names) in connection with the proposal of such business and any material interest of such Person in such business, including any anticipated benefit therefrom to such Person;

(5)            a description of any agreement, arrangement or understanding, whether written or oral (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares), that has been entered into as of the date of the Shareholder’s notice by, or on behalf of, such Shareholder and such beneficial owners or their respective Shareholder Associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Shareholder or such beneficial owner or their respective Shareholder Associates, with respect to Shares of the Trust; and

(6)            a description of all commercial and professional relationships and transactions between or among such Shareholder and such beneficial owners or their respective Shareholder Associates, and any other Person or Persons known to such Shareholder and such beneficial owners or their respective Shareholder Associates to have a material interest in the matter that is the subject of such notice;

(iii)          any other information relating to such Shareholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such Person with respect to the proposed business to be brought by such Person before the annual meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, whether or not the Shareholder submitting the notice intends to deliver a proxy statement or solicit proxies;

(iv)          a representation that the Shareholder is a holder of record of Shares of the Trust entitled to vote on such proposal or nomination at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

(v)           a representation whether the Shareholder or the beneficial owner is part of, or intends to form, a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Trust’s outstanding Shares required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies from Shareholders in support of such proposal or nomination.

(f)            If information submitted pursuant to this Section 1.6(A) by a Shareholder providing notice of any nomination or other business proposed to be brought before a meeting of Shareholders or a Proposed Nominee shall be incomplete or inaccurate, the Shareholder Notice shall be ineffective for failure to satisfy the requirements of these Bylaws.

(g)           If information submitted pursuant to this Section 1.6(A) by a Shareholder providing notice of any nomination or other business proposed to be brought before a meeting of Shareholders or a Proposed Nominee shall become incomplete or inaccurate in any way, such Shareholders or a Proposed Nominee shall notify the Trust in writing of any inaccuracy or change and update and supplement such information to cause it to be complete and accurate within seven (7) calendar days of becoming aware of such inaccuracy. If a Shareholder or Proposed Nominee fails to provide such written notification and update within such period, the information that was or becomes inaccurate shall be deemed not to have been provided in accordance with this Section 1.6 and, accordingly, will render the Shareholder Notice ineffective for failure to satisfy the requirements of these Bylaws.

(h)           Upon written request by the Secretary of the Trust or the Trustees, a Shareholder providing notice of any nomination or other business proposed to be brought before a meeting of Shareholders or a Proposed Nominee shall provide, within seven (7) calendar days of the sending of such request, a written certification of the accuracy of all information submitted by the Shareholder or Proposed Nominee pursuant to this Section 1.6(A) (as updated or supplemented pursuant to paragraph (g)) as of the date of such written request. Failure to provide such written certificate in a timely manner will render the Shareholder Notice ineffective for failure to satisfy the requirements of these Bylaws.

(i)            Within seven (7) calendar days after the record date for determining the Shareholders entitled to receive notice of the annual meeting of Shareholders, a Shareholder providing notice of any nomination or other business proposed to be brought before a meeting of Shareholders or a Proposed Nominee shall provide a written certification of the accuracy of all information submitted by the Shareholder or Proposed Nominee pursuant to this Section 1.6(A) (as updated or supplemented pursuant to paragraph (g)) as of the record date. Failure to provide such written certificate in a timely manner will render the Shareholder Notice ineffective for failure to satisfy the requirements of these Bylaws.

(j)            The notice requirements of this Section 1.6(A) shall be deemed satisfied by a Shareholder with respect to business other than a nomination if the Shareholder has notified the Trust in compliance with Rule 14a-8 promulgated under the Exchange Act (or any successor provision of law) of his, her or its intention to present a proposal upon which such Shareholder is entitled to vote at a meeting of Shareholders and such Shareholder’s proposal has been included in a proxy statement that has been prepared by the Trust to solicit proxies for such annual or special meeting. Nothing in this Section 1.6(A)(4)(j) shall limit the Trust’s ability to exclude such a proposal in accordance with Rule 14a-8 (or any successor provision thereto).

(k)           In no event shall an adjournment or postponement (or a public announcement thereof) of a meeting of Shareholders commence a new time period (or extend any time period) for the giving of notice as provided in this Section 1.6(A)(4)(k).

(l)            Except as otherwise provided by law, the chair of any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty:

(i)            to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Section 1.6(A) (including whether the Shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Shareholder’s nominee or proposal in compliance with such Shareholder’s representation as required by Section 1.6(A)(4)(e)(v)), and

(ii)            if any proposed nomination or business was not made or proposed in compliance with this Section 1.6, to declare that such proposed nomination shall be disregarded or that such proposed business shall not be transacted; provided, however, that such proposed nomination or such proposed business shall not be presumed to be valid in the absence of such a declaration.

(m)          Determinations by the Trustees or the chair of a meeting of Shareholders with respect to the compliance of any proposed nomination or business and/or any information submitted to the Trust by a Shareholder or Proposed Nominee pursuant to this Section 1.6 shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

(B)           Special Meetings of Shareholders.

(1)           Special meetings of Shareholders shall be called only as contemplated by Section 10.1 of the Declaration.

(2)           Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Trustees or any duly authorized committee thereof.

(3)           Nominations of individuals for election to the Board of Trustees may be made at a special meeting of Shareholders at which Trustees are to be elected pursuant to the Trust’s notice of meeting only:

(a)           pursuant to the Trust’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Trustees or any duly authorized committee thereof,

(b)           otherwise by or at the direction of the Board of Trustees or any committee thereof, or

(c)           by any Shareholder of the Trust who (i) is a Shareholder of record of the Trust at the time the notice provided for in this Section 1.6 is delivered to the Secretary of the Trust and on the record date for the determination of Shareholders entitled to notice of an to vote at such annual meeting of Shareholders, (ii) who is entitled to make nominations or proposals at the meeting and (iii) who complies with the notice procedures set forth in this Section 1.6.

(4)           In the event a special meeting of Shareholders is called pursuant to Section 10.1 of the Declaration for the purpose of electing one or more Trustees to the Board of Trustees, for any nominations to be properly brought before such special meeting by a Shareholder pursuant to Section 1.6(B)(3)(c), the Shareholder must have given timely notice thereof in proper written form to the Secretary of the Trust.

(5)           To be timely, a Shareholder’s notice of a nomination for election to the Board of Trustees at a special meeting of Shareholders at which Trustees are to be elected pursuant to the Trust’s notice of meeting, shall be delivered to the Secretary of the Trust at the principal executive offices of the Trust not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of (i) the ninetieth (90th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above.

(6)           To be in proper written form, such Shareholder’s notice shall set forth all information required by Section 1.6(A)(4).

(7)           A Shareholder providing notice of any nomination to be brought before a special meeting of Shareholders at which Trustees are to be elected pursuant to the Trust’s notice of meeting shall comply with the requirements of Section 1.6(A).

(C)            General.

(1)           Only such individuals who are nominated in accordance with the procedures set forth in this Section 1.6 shall be eligible to be elected at an annual or special meeting of Shareholders of the Trust to serve as Trustees and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.6.

(2)           If the Shareholders of any class or series of Shares are entitled separately to elect one or more Trustees, only such Persons who are holders of record of such class or series of Shares at the time notice is provided pursuant to this Section 1.6 and on the record date for the determination of Shareholders entitled to notice of and to vote at such annual meeting or special meeting of Shareholders shall be entitled to nominate individuals for election as a Trustee by such class or series of Shares voting separately.

(3)           Notwithstanding the foregoing provisions of this Section 1.6, unless otherwise required by law, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the annual or special meeting of Shareholders of the Trust to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Trust. For purposes of this Section 1.6, to be considered a qualified representative of the Shareholder, a Person must be a duly authorized officer, manager or partner of such Shareholder or must be authorized by a writing executed by such Shareholder delivered by such Shareholder to act for such Shareholder as proxy at the meeting of Shareholders and such Person must produce such writing at the meeting of Shareholders.

(4)           Notwithstanding the foregoing provisions of this Section 1.6, a Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.6; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.6, and compliance with paragraphs (A) and (B) of this Section 1.6 shall be the exclusive means for a Shareholder to make nominations or submit other business (other than, as provided in Section 1.6(A)(4)(j), matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act (or any successor provision of law)).

1.7           Conduct of Meeting.

(A)          Every meeting of Shareholders shall be conducted by the chairperson of the meeting. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or, in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Trustees or, in the absence of such appointment, an individual appointed by the chairperson of the meeting shall act as secretary of the meeting.

(B)          Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty:

(1)           to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Section 1.6 (including whether the Shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Shareholder’s nominee or proposal in compliance with such Shareholder’s representation as required by clause (A)(4)(e)(v) of Section 1.6), and

(2)           if any proposed nomination or business was not made or proposed in compliance with Section 1.6, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

(C)          The Board of Trustees may adopt by resolution such rules and regulations for the conduct of any meeting of the Shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Trustees, the chairperson of any meeting of Shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Trustees or prescribed by the chairperson of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present, including if necessary, removal of any person who refuses to comply with meeting procedures; (d) limitations on attendance at and participation in the meeting to Shareholders, their duly authorized and constituted proxies or such other Persons as the chairperson of the meeting shall determine; (e) requiring meeting participants to show proof of identification; (f) restrictions on entry to the meeting after the time fixed for the commencement thereof; (g) limitations on the time allotted to questions or comments by Shareholders; and (h) the extent to which, if any, other participants are permitted to speak.

1.8           Adjournment. Subject to the requirements of Section 10.3 of the Declaration, any meeting of Shareholders, whether or not a quorum is present, may be adjourned from time to time. A meeting may be adjourned by the chair of the meeting without acting on any or all matter(s) and without a shareholder vote on such adjournment.

ARTICLE II

TRUSTEES

2.1.          Annual and Regular Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chair, if any, the President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice and shall generally be held quarterly. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent.

2.2.          Chair; Records. The Chair, if any, shall act as chair at all meetings of the Trustees; in the absence of a Chair, the Trustees present shall elect one Trustee to act as chair of the meeting. The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the person appointed by the Board of Trustees as the meeting secretary.

2.3           Preferred Trustees. Upon or prior to the issuance of any preferred shares of beneficial interest, the Trustees shall designate by resolution two Trustees to be appointed to serve as Trustees elected solely by the holders of the outstanding preferred shares (the “Preferred Trustees”). If the Board is classified, a Preferred Trustee shall initially be elected or appointed as Trustee for a term expiring at the first succeeding annual meeting at which Trustees of the class to which such Trustee is elected or appointed subsequent to their election or appointment.

2.4           Board Conduct Policies. The Board of Trustees may from time to time require all its members and any Proposed Nominee to agree in writing as to matters of corporate governance, business ethics and confidentiality (“Board Conduct Policies”) while such Persons serve as a Trustee, such agreement to be on the terms and in a form determined satisfactory by the Board of Trustees, as amended and supplemented from time to time in the discretion of the Board of Trustees. Such Board Conduct Policies may provide that the Trustees may determine that willful violations by a Trustee of such Board Conduct Policies shall constitute willful misconduct by such Trustee.

2.5           Ratification. The Board of Trustees may ratify any act, omission, failure to act or determination made not to act (an “Act”) by the Trust or its officers to the extent that the Trustees could have originally authorized the Act and, if so ratified, such Act shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Trust and its Shareholders. Any Act questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or Shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Trustees, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned Act.

2.6            Trustee Qualifications.

(a)            After any Shares have been publicly offered, only individuals satisfying the following qualification requirements applicable to the Trustees may be nominated, elected, appointed, qualified or seated (“nominated or seated”) to serve as a Trustee unless a majority of the Trustees then in office shall have determined by resolution that failure to satisfy a particular qualification requirement will not present undue conflicts or impede the ability of the individual to discharge the duties of a Trustee or the free flow of information among Trustees or between the Trust’s investment adviser and the Trustees:

(i)            An individual nominated or seated as a Trustee shall not have been charged with a criminal offense involving moral turpitude, dishonesty or breach of trust.

(ii)            An individual nominated or seated as a Trustee shall not have been convicted or have plead guilty or nolo contendere with respect to a felony under the laws of the United States or any state thereof.

(iii)          An individual nominated or seated as a Trustee shall not be, and shall not at any time have been, subject to any censure, order, consent decree (including consent decrees in which the individual has neither admitted nor denied the findings) or adverse final action of any federal, state or foreign governmental or regulatory authority (including self-regulatory organizations), barring or suspending such individual from participation in or association with any investment-related business or restricting such individual’s activities with respect to any investment-related business.

(iv)          An individual nominated or seated as a Trustee shall not have engaged in any conduct which has resulted in the Commission censuring, placing limitations on the activities, functions, or operations of, suspending, or revoking the registration of any investment adviser under Section 203(e) or (f) of the Investment Advisers Act of 1940.

(v)           An individual nominated or seated as a Trustee shall not be, and shall not at any time have been, ineligible to serve or act in the capacity of employee, officer, director, member of an advisory board, investment adviser, or depositor of any registered investment company pursuant to Section 9(a) of the 1940 Act in the absence of an exemptive order under Section 9(c) of the 1940 Act.

(vi)          An individual nominated or seated as a Trustee shall not have been charged, convicted, have pled guilty or nolo contendere, been subject to any censure, order, consent decree (including consent decrees in which the individual has neither admitted nor denied the findings) or adverse final action or finding of any federal, state or foreign governmental or regulatory authority (including self-regulatory organizations) with respect to any conduct that pursuant to Section 9(b) of the 1940 Act could constitute a basis for the Commission to by order prohibit, conditionally or unconditionally, such individual from serving or acting as an employee, officer, director, member of an advisory board, investment adviser or depositor of, or principal underwriter for a registered investment company, regardless of whether or not any such prohibition has been ordered.

(vii)         An individual nominated or seated as a Trustee shall not fail to comply with any other criteria established by or pursuant to the 1940 Act related to service as a trustee of a management investment company.

(viii)        An individual nominated or seated as a Trustee shall not cause (in the case of a nomination, if seated) the Fund to fail to comply with any criteria established by or pursuant to the 1940 Act governing the permitted composition of the board of trustees of a registered investment company.

(ix)          An individual nominated or seated as a Trustee shall not serve as a trustee or director (or person performing similar functions) of more than three (3) companies having securities registered under the Exchange Act or treated as public reporting companies under any comparable regulatory regime (provided that all of the investment companies in a group of investment companies having the same investment adviser or investment advisers in a control relationship with each other shall be counted as a single company for this purpose).

(x)            An individual nominated or seated as a Trustee shall not, during the year of the election or nomination of such individual and during the immediately preceding calendar year, be, have been, or have been nominated or seated as, officer, general partner, manager, managing member, member of an advisory board, trustee or director (or person performing similar functions) of any closed-end investment company registered under the 1940 Act, closed-end investment company that has elected to be regulated as a business development company, or other collective investment vehicle that would be an investment company, as defined in the 1940 Act, but for Section 3(c)(1), 3(c)(7) or 3(c)(11) of the 1940 Act (other than the Trust or a Permitted Affiliated Investment Fund).

(xi)            Only individuals satisfying the following additional qualification requirements applicable to Non-Management Trustees may be nominated or seated to serve as Non-Management Trustees:

(1)            An individual nominated or seated as a Non-Management Trustee shall not be an “interested person” (as defined in the 1940 Act) of the Trust.

(2)            An individual nominated or seated as a Non-Management Trustee shall not be an “affiliated person” (as defined in the 1940 Act) of the Trust (other than by virtue of their service as a Trustee of the Trust) or an affiliated person of such a person (other than by virtue of their service as a trustee or director (or person performing similar functions) of, or ownership of securities issued by, any Permitted Affiliated Investment Fund).

(3)            An individual nominated or seated as a Non-Management Trustee shall not directly or indirectly own beneficially, or be a member of a group of Shareholders party to an agreement, arrangement or practice for sharing information or decisions concerning Shareholder actions or the acquisition, disposition or voting of Shares, who together directly or indirectly own beneficially five percent (5%) or more of the outstanding Shares of any class of Shares of the Trust (each such Person and each member of such a group, a “5% Holder”; provided that in no event shall a Permitted Affiliated Investment Fund be considered a 5% Holder), may not control or act in concert with a 5% Holder, and may not be an immediate family member of a 5% Holder or of a Person who controls or acts in concert with a 5% Holder.

(4)            An individual nominated or seated as a Non-Management Trustee shall not, and any immediate family member of such nominee shall not, during the year of the election or nomination of such individual and during the immediately preceding calendar year, be or have been an employee, officer, general partner, manager, managing member, trustee or director (or person performing similar functions) of a 5% Holder or any Person in a control relationship with or who acts in concert with a 5% Holder.

(5)            An individual nominated or seated as a Non-Management Trustee shall not, and any immediate family member of such nominee shall not, during the year of the election or nomination of such individual and during the immediately preceding calendar year, accept or have accepted directly or indirectly any consulting, advisory, or other compensatory fee from a 5% Holder or from any Person in a control relationship with or who acts in concert with a 5% Holder.

(6)            An individual nominated or seated as a Non-Management Trustee shall not, and any immediate family member of such individual shall not, control or act in concert with any 12(d) Holder or any Person in a control relationship with a 12(d) Holder.

(7)            An individual nominated or seated as a Non-Management Trustee shall not, and any immediate family member of such individual shall not, during the year of the election or nomination of such individual and during the immediately preceding calendar year, be or have been an employee, officer, general partner, manager, managing member, trustee or director (or person performing similar functions) of a 12(d) Holder or any Person in a control relationship with a 12(d) Holder or who acts in concert with a 12(d) Holder.

(8)            An individual nominated or seated as a Non-Management Trustee shall not, and any immediate family member of such individual shall not, during the year of the election or nomination of such individual and during the immediately preceding calendar year, accept or have accepted any consulting, advisory, or other compensatory fee from a 12(d) Holder or a Person in a control relationship with a 12(d) Holder or who acts in concert with a 12(d) Holder.

(b)            Determinations with respect to the application of this Section 2.6 to, and the satisfaction of the qualification requirements set forth in this Section 2.6 by, any person to be nominated or seated as a Trustee and any other interpretations of this Section 2.6 shall be made by the Trustees and shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

ARTICLE III

OFFICERS

3.1.          Officers of the Trust. The officers of the Trust shall consist of a President, a Secretary and a Treasurer and may include a Chief Compliance Officer and such other officers or assistant officers as may be elected or authorized by the Trustees. Any two or more of the offices may be held by the same person, except that the same person may not be both President and Secretary. No officer of the Trust need be a Trustee.

3.2.          Election and Tenure. At the initial organization meeting, the Trustees shall elect the President, Secretary, Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

3.3.          Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chair, if any, President or Secretary, and such resignation shall take effect immediately upon receipt by the Chair, if any, President or Secretary, or at a later date according to the terms of such notice in writing.

3.4.          Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of such officer’s duties in such amount and with such sureties as the Trustees may determine.

3.5.          President and Vice Presidents. The President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. Subject to direction of the Trustees, the President shall have power in the name and on behalf of the Trust to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the President shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice-President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees, and of the President, each Vice-President shall have the power in the name and on behalf of the Trust to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

3.6.          Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, Shareholders, Trustees and any committee of the Trustees. The Secretary shall be custodian of the seal of the Trust, if any, and the Secretary (and any other person so authorized by the Trustees) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Trust which would be sealed by a Delaware business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

3.7.          Treasurer. Except as otherwise directed by the Trustees, the Treasurer shall be responsible for the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise, under the supervision of the Trustees and the President, all powers and duties normally incident to the office in a Delaware business corporation. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. The Treasurer shall deposit all funds of the Trust in such depositories as the Trustees shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the President. The Treasurer shall keep accurate account of the books of the Trust’s transactions which shall be the property of the Trust, and which together with all other property of the Trust in the Treasurer’s possession, shall be subject at all times to the inspection and control of the Trustees. In the absence of a designation by the Trustees of a chief financial officer of the Trust, the Treasurer shall be the chief financial officer of the Trust. The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any class of securities of the Trust on behalf of such class.

3.8.          Chief Compliance Officer. The Trustees shall designate a Chief Compliance Officer to the extent required by, and consistent with the requirements of, the 1940 Act. The Chief Compliance Officer, subject to the direction of and reporting to the Board, shall be responsible for the oversight of the Trust’s compliance with the Federal securities laws and other applicable regulatory requirements. The designation, compensation and removal of the Chief Compliance Officer must be approved by the Trustees, including a majority of the trustees who are not “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of the Trust. The Chief Compliance Officer shall perform such executive, supervisory and management functions and duties as the Trustees may assign to him or her from time to time.

3.9.          Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the President.

ARTICLE IV

MISCELLANEOUS

4.1.          Depositories. In accordance with Section 8.1 of the Declaration, the funds of the Trust shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the Trustees may from time to time authorize.

4.2.          Signatures. All contracts and other instruments shall be executed on behalf of the Trust by its properly authorized officers, agent or agents, as provided in the Declaration or Bylaws or as the Trustees may provide from time to time by resolution.

4.3.          Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.

4.4           Governing Law. These Bylaws and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of the state of Delaware, although such law shall not be viewed as limiting the powers otherwise granted to the Trustees hereunder and any ambiguity shall be viewed in favor of such powers.

4.5           Provisions in Conflict with Law or Regulation.

(A)          The provisions of these Bylaws are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended, or with other applicable binding laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination.

(B)          If any provision of these Bylaws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of these Bylaws in any jurisdiction

ARTICLE V

SHARE TRANSFERS

5.1.          Transfer Agents, Registrars and the Like. As provided in Section 6.7 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

5.2.          Transfer of Shares. The Shares shall be subject to the limitations on transfer as provided in Section 6.8 of the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of proper evidence as may be reasonably required to show that the requested transfer is proper.

5.3.          Registered Shareholders. The Trust may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

ARTICLE VI

AMENDMENT OF BYLAWS

6.1.            Amendment and Repeal of Bylaws. In accordance with Section 3.9 of the Declaration, the Trustees shall have the exclusive power to amend or repeal the Bylaws or adopt new Bylaws at any time. Action by the Trustees with respect to the Bylaws shall be taken by an affirmative vote of a majority of the Continuing Trustees. The Trustees shall in no event adopt Bylaws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

ARTICLE VII

DEFINITIONS

7.1            Definitions. As used in these Bylaws, the following terms shall have the meaning ascribed to them:

“12(d) Holder” shall mean any investment fund (as defined herein), but excluding any Permitted Affiliated Investment Vehicle, and any company or companies controlled by such investment fund in the aggregate owning beneficially or of record (A) more than three percent (3%) of the outstanding voting Shares of the Trust, (B) securities issued by the Trust having an aggregate value in excess of five percent (5%) of the total assets of such investment fund and any company or companies controlled by such investment fund, (C) securities issued by the Trust and by all other investment funds having an aggregate value in excess of ten percent (10%) of the total assets of the investment fund making such investment and any company or companies controlled by the investment fund making such investment, or (D) together with other investment funds having the same investment adviser, investment manager, general partner or managing member (or investment advisers, investment managers, general partners or managing members in a control relationship) and companies controlled by such investment funds, more than ten percent (10%) of the total outstanding Shares of the Trust.

“beneficial owner” of a security shall mean any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise (A) has or shares: (1) voting power which includes the power to vote, or to direct the voting of, such security; and/or, (2) investment power which includes the power to dispose, or to direct the disposition, of such security or (B) owns, controls or holds with power to vote such security. A Person shall be deemed to be the beneficial owner of shares if that Person has the right to acquire beneficial ownership of such shares at any time whether or not within sixty days. “Beneficially own,” “own beneficially” and related terms shall have correlative meaning.

“control” shall mean the power to exercise a controlling influence over a Person, which in the case of a company means the power to exercise a controlling influence over the management or policies of such company, unless such power is solely the result of an official position with such company.

“control relationship” with respect to any Person shall mean control over such Person, being controlled by such Person or being under common control with such Person.

“Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“immediate family member” shall mean any parent, child, spouse, spouse of a parent, spouse of a child, brother or sister (including step and adoptive relationships).

“investment fund” shall mean any collective investment vehicle, including the Trust, primarily engaged in the business of investing in “investment securities” (as defined in the 1940 Act).

“Non-Management Trustee” shall mean a Trustee who is not an “interested person” (as defined in the 1940 Act) of the Trust’s investment adviser.

“Permitted Affiliated Investment Fund” shall mean any investment fund sponsored, managed or advised by the same investment adviser as the Trust or a person in a control relationship with the investment adviser of the Trust

“Proposed Nominee” shall have the meaning set forth in Section 1.6(A)(4)(a) of these Bylaws.

“Proposed Nominee Associate” of any Proposed Nominee shall mean (i) any person acting in concert with such Proposed Nominee, (ii) any beneficial owner of Shares of the Trust owned of record or beneficially by such Proposed Nominee (other than a Shareholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Proposed Nominee or such Proposed Nominee Associate.

“Shareholder Associate” of any Shareholder shall mean (i) any person acting in concert with such Shareholder, (ii) any beneficial owner of Shares of the Trust owned of record or beneficially by such Shareholder (other than a Shareholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Shareholder or such Shareholder Associate.